Message for broker dealers and financial advisors with clients who hold investments in
American Realty Capital-Retail Centers of America, Inc. – Your Assistance is Needed

Dear Financial Advisor,

In connection with American Realty Capital-Retail Centers of America, Inc.'s (“RCA”) Annual Meeting of Stockholders, a definitive proxy statement and proxy card were recently sent to your clients who were recordholders at the close of business on April 15, 2013. RCA’s Annual Meeting of Stockholders is scheduled for Tuesday, June 4, 2013 at 10:00 AM Eastern. Stockholders are being asked to vote their shares for matters referenced in the proxy, including the election of directors. Stockholders may vote by returning the completed proxy card in the prepaid envelope provided or by using the telephone or internet voting options described in the proxy.

RCA must receive votes representing at least 50% of outstanding shares on or prior to June 4, 2013 in order to reach a quorum at the Annual Meeting. If necessary, RCA or its proxy solicitor, Broadridge Financial Solutions, Inc., may contact stockholders directly prior to the Annual Meeting in order to secure the requisite number of votes. Please encourage your clients to vote should they contact you regarding the proxy.

Additionally, along with the proxy statement and proxy card,  a copy of RCA’s 2012 Annual Report was also sent.  Links to both the proxy statement and 2012 Annual Report can be found below.

Link to Proxy Statement
Link to 10-K

We appreciate your continued support and any assistance you may provide in connection with your clients voting their proxy at their earliest convenience.

Please feel free to call us at 877-373-2522 with any questions that you have on these materials.

Sincerely,

Michael Weil President & COO American Realty Capital Chairman & CEO Realty Capital Securities	Louisa Quarto President Realty Capital Securities

On March 17, 2011, the Securities and Exchange Commission declared effective our registration statement on Form S-11 (registration number 333-169355, the "Registration Statement") for our offering of a minimum of 200,000 and a maximum of 150,000,000 shares of our common stock which is offered by the dealer manager on a "reasonable best efforts" basis.  THIS COMMUNICATION IS FOR INFORMATIONAL PURPOSES FOR THE COMPANY'S EXISTING STOCKHOLDERS ONLY. This communication shall not be used as, nor constitute, marketing or sales materials in connection with a sale of the Company's securities offered pursuant to the Registration Statement. This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities offered by the Company pursuant to the Registration Statement. The offering of the Company's securities will be made only by means of a prospectus which is a part of the Registration Statement.

Not For Further Distribution
Please do not forward this electronic communication.

Copyright (C) 2013 Realty Capital Securities, LLC All rights reserved.

Realty Capital Securities, LLC (Member FINRA/SIPC), is the dealer manager for American Realty Capital-Retail Centers of America, Inc. This is neither an offer to sell or a solicitation of an offer to buy the securities described herein. An offering is made only by the prospectus.

To obtain a prospectus for any of these offerings, please contact Realty Capital Securities, LLC (Member FINRA/SIPC), Three Copley Place, Suite 3300, Boston, MA 02116, 877-373-2522.